                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) January 23, 2003

                                STEELCLOUD, INC.
             (Exact name of registrant as specified in its charter)


Virginia                          0-24015                    54-1890464
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


                               1306 Squire Court
                            Sterling, Virginia 20166
          (Address of principal executive offices, including zip code)

                                 (703) 450-0400
              (Registrant's telephone number, including area code)

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Item 5.  Other Events

         On January 23, 2003, SteelCloud, Inc. reported its earnings for the fiscal year ended October 31, 2002 and reported that it had ceased operations at its Puerto Rico Industrial Manufacturing Operation ("PRIMO"). For the fiscal year ended October 31, 2002, revenue from continuing operations increased 13.1% to $29,157,368 from $25,791,082. The Company recorded net earnings from continuing operations of $570,523 for the fiscal year ended October 31, 2002 compared to net earnings of $1,023,157 in the previous fiscal year. The one time loss associated with the discontinuation of PRIMO was approximately $1.6 million. Including discontinued operations, the Company recorded a consolidated net loss of $1,115,185 as compared to consolidated earnings of $1,047,041 the fiscal year ending October 31, 2001. See the Company's Press Release, attached as exhibit 99.1, dated January 23, 2003 for a more detailed analysis of the Company's financial performance for the year ended October 31, 2002 and a more detailed description of the discontinued operations of PRIMO.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

                  Exhibit 99.1 - Press release dated January 23, 2003.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 23, 2003

                                             STEELCLOUD, INC.


                                             By: /s/ Thomas P. Dunne
                                                --------------------------------
                                                Name:  Thomas P. Dunne
                                                Title: Chairman and Chief
                                                       Executive Officer